As filed with the Securities and Exchange Commission on August 15, 2002
                                                        Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          Charter Financial Corporation
             (Exact name of registrant as specified in its charter)

                 United States                                   58-2659667
(State or other jurisdiction of incorporation or               (I.R.S. Employer
                 organization)                               Identification No.)

                                 c/o CharterBank
                                600 Third Avenue
                              West Point, GA 31833
                                 (706) 645-1391
          (Address, including Zip Code, of principal executive offices)

                                 ---------------

            Charter Financial Corporation 2001 Stock Option Plan and
        Charter Financial Corporation 2001 Recognition and Retention Plan
                            (Full title of the Plans)

                                 ---------------

                                Robert L. Johnson
                      President and Chief Executive Officer
                                   CharterBank
                                600 Third Avenue
                              West Point, GA 31833
                                 (706) 645-1391

                                    Copy to:

                             V. Gerard Comizio, Esq.
                             Thacher Proffitt & Wood
                     1700 Pennsylvania Avenue, NW, Suite 800
                              Washington, DC 20006
                                 (202) 347-8400
     (Name and address, including Zip Code, telephone number and area code, of agent for service)

                                 ---------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                 Amount to be Registered(1)  Proposed Maximum Offering      Proposed Maximum          Amount of
    Title of Securities to be                                   Price Per Share (2)     Aggregate Offering Price  Registration Fee
           Registered                                                                             (2)
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value            555,027                      $27.535                 $15,282,668           $1,406.01
====================================================================================================================================

(1) Based on the total number of shares of common stock of Charter Financial Corporation (the "Company") reserved for issuance upon the exercise of options granted pursuant to the Charter Financial Corporation 2001 Stock Option Plan ("Option Plan") and the total number of shares of common stock authorized for awards under the Charter Financial Corporation 2001 Recognition and Retention Plan (the "RRP"). There are 396,448 shares of common stock reserved for awards under the Option Plan and 158,579 shares authorized for awards under the RRP (collectively, the "Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 555,027 restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $27.535 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq National Market System at the close of trading on August 12, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").


Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be filed with the Commission.

          Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

Item 3.   Incorporation of Documents by Reference.

          The following documents and information heretofore filed with the Commission by the Registrant (File No. 333-57684) are incorporated by reference in this registration statement:

     (1) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated August 10, 2001;

     (2) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2001; and

     (3) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2001, March 31, 2002 and June 30, 2002.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the

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                                      -2-

extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Charter Financial Corporation will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:
Curt Kollar, CharterBank, 600 Third Avenue, West Point, Georgia 31833. Telephone requests may be directed to (706) 645-1391.

     All information appearing in this registration statement and the prospectuses is qualified in its entirety by the detailed information appearing in the documents incorporated herein or therein by reference.


Item 4.   Description of Securities.

          Not Applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.


Item 6.   Indemnification of Directors and Officers.

     12 C.F.R. Section 545.121 of OTS Regulations sets forth the ability of a federal savings & loan association to indemnify its officers and directors. This section provides that a savings association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the association for: (1) any amount for which that person becomes liable under a judgment if such action; and (2) reasonable costs and expenses, including reasonable attorney's fees paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under such section if he or she attains a favorable judgment in such enforcement action.

     Indemnification shall be made to such individuals if (1) final judgements on the merits is in the individual's favor; or (2) in case of (i) settlement;
(ii) final judgement against the individual, or (iii) final judgement in the individual's favor, other than on the merits, if a majority of the disinterested directors determine that the individual was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

     The section also provides that no indemnification may be made unless the association gives the OTS 60 days notice of its intention to make such indemnification.

     In addition to providing indemnification, under OTS Regulations, a savings association may obtain insurance to protect it and its officers, directors and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers or employees. However, the savings association may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     Section 545.121 of OTS regulations is subject to and qualified by 12 U.S.C
(S) 1821(k) which provides in general that a director or officer of an insured depository institution may be held personally liable for monetary damages by, on behalf of, or at the request or direction of the Federal Deposit Insurance Corporation in certain circumstances.

     Article XII of both Charter Financial Corporation's and CharterBank's Bylaws provide that it shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of Charter Financial Corporation or CharterBank for: (a) any amount for which that person becomes liable under a judgment in such action; and (b) reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under the indemnification section of the bylaws if he or she attains a favorable judgment in such enforcement action. These bylaw sections mirror OTS regulations as set forth above.

     Section 19 of the Bylaws of First Charter, MHC, the majority owner of Charter Financial Corporation, provides that the mutual holding company shall indemnify its officers, directors and employees to the fullest extent permitted by the rules and regulations of the OTS at 12 C.F.R. (S) 545.121.

     CharterBank and Charter Financial Corporation have each entered into a separate Employment Agreement with Robert L. Johnson. The Agreements each provide for indemnification to be provided to Mr. Johnson to the fullest extent permitted under federal law. CharterBank and Charter Financial Corporation are also parties to Change of Control Agreements with certain officers which provide for indemnification for attorneys' fees in some instances.


Item 7.   Exemption from Registration Claimed.

          Not Applicable.


Item 8.   Exhibits.

          See the Exhibits Index.

Item 9.   Undertakings.

     A.   Rule 415 offering. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     D. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, State of Georgia on July 30, 2002.

                                       Charter Financial Corporation
                                       (Registrant)


                                       By: /s/Robert L. Johnson
                                           -------------------------------------
                                           Robert L. Johnson
                                           President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                               Date
         ---------                      -----                               ----


/s/ John W. Johnson, Jr.      Chairman of the Board               August 7, 2002
----------------------------
John W. Johnson, Jr.


/s/ Robert L. Johnson         President, Chief Executive Officer  July 30, 2002
----------------------------  and Director
Robert L. Johnson


/s/David Z. Cauble, III       Director                            July 30, 2002
----------------------------
David Z. Cauble, III


/s/ Jane W. Darden            Director                            July 30, 2002
----------------------------
Jane W. Darden


/s/ William B. Hudson         Director                            July 30, 2002
----------------------------
William B. Hudson


/s/ Thomas M. Lane            Director                            July 30, 2002
----------------------------
Thomas M. Lane


/s/ R. Terry Taunton          Director                            July 30, 2002
----------------------------
R. Terry Taunton

      Signature                          Title                             Date
      ---------                          -----                             ----

/s/ Curtis R. Kollar           Chief Financial Officer, Vice      July 30, 2002
-----------------------------  President and Treasurer
Curtis R. Kollar

                                  EXHIBIT INDEX

Exhibit
Number                                Description

4.1 Articles of Organization of Charter Financial Corporation, incorporated by reference to Exhibit 3.1, the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
4.2 By-Laws of Charter Financial Corporation, incorporated by reference to the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
4.3 Form of Stock Certificate, incorporated by reference to the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
23.1      Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).
23.2      Consent of KPMG LLP.
99.1 Charter Financial Corporation 2001 Stock Option Plan filed on March 26, 2002 as Appendix B to Registrant's Proxy Statement on Schedule 14A, is incorporated herein by reference.
99.2 Charter Financial Corporation 2001 Recognition and Retention Plan filed on March 26, 2002 as Appendix C to Registrant's Proxy Statement on Schedule 14A, is incorporated herein by reference.